Exhibit 4.1

J 3016 Juniata Valley Financial Corp. INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA CUSIP 482016 10 2 This Certifies that is the owner of SHARES OF THE COMMON CAPITAL STOCK OF JUNIATA VALLEY FINANCIAL CORP. hereinafter called the “Corporation”, transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this Certificate properly endorsed. The amount of Common Capital Stock is set forth on the books of the Corporation. The par value of the shares of said Stock is set forth in the Articles of Incorporation and the amendments thereto, which are hereby expressly incorporated by reference. This Certificate is not valid until countersigned and registered by the Corporation’s Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers, and its seal to be hereunto affixed. Dated: CORPORATE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Juniata Valley Financial Corp. and The Juniata Valley Bank dated as of September 1, 2000 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Juniata Valley Financial Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Juniata Valley Financial Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRANS MIN ACT- Custodian (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. Shares of the common stock represented by this Certificate, and do hereby irrevocably constitute and appoint as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution. Dated x x NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.